Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 27, 2014 with respect to the consolidated balance sheets of Boulder Brands, Inc. and Subsidiaries as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2013, incorporated herein by reference in this Form S-8.

EKS&H LLLP

November 6, 2014
Boulder, Colorado